                                                                   EXHIBIT 10.80

                           FORBEARANCE, RESTRUCTURE

                         AND MUTUAL RELEASE AGREEMENT
                         ----------------------------

       This Forbearance, Restructure and Mutual Release Agreement (the "Agreement") is entered into as of this 1st day of July, 1998, by and among Microelectronic Packaging, Inc. ("MPI"), CTM Electronics, Inc. ("CTM") and Microelectronic Packaging America ("MPA") and Motorola, Inc. ("Motorola").

                                R E C I T A L S:

       WHEREAS, pursuant to two separate $1,000,000 Term Loan Facility Agreements by and among Microelectronic Packaging (S) Pte Ltd ("MPS"), Motorola and Citibank, N.A., Singapore Branch ("Citibank") dated November 8, 1995 and February 1, 1996, respectively (the "Loan Agreements"), Citibank loaned $2,000,000 to MPS, a subsidiary of MPI currently in liquidation, which loan amounts Motorola guaranteed and which Agreement calls for certain payments and interest amounts were thereafter due and payable periodically;

       WHEREAS, MPI, Motorola, CTM and MPA entered into an Agreement Relating to Guarantee in connection with Motorola's guarantee of MPS' obligations under the Loan Agreements (the "Guarantee Agreement"), pursuant to which, among other things, (i) MPI, MPA and CTM agreed to indemnify Motorola for any payments Motorola may be required to make as guarantor under the Loan Agreements, (ii) MPI delivered to Motorola stock certificates representing all of the outstanding capital stock of each of MPA, CTM and MPS (the "Stock Certificates") and irrevocable proxies to permit Motorola to vote the shares represented by the Stock Certificates (the "Irrevocable Proxies"), and (iii) MPI, MPA and CTM granted Motorola a security interest in all of the assets of each of MPI, MPA and CTM;

       WHEREAS, MPA and Citicorp USA, Inc. ("Citicorp") entered into a Promissory Note dated May 13, 1997 ("1997 Note"), pursuant to which Citicorp loaned $2,208,538.34 to MPA, which MPA used to repay in full the balance due to Citibank under the Loan Agreements. The 1997 Note calls for certain payments and interest amounts, which were thereafter due and payable periodically. The 1997 Note was amended by an Amendment dated July 11, 1997, a Second Amendment dated September 9, 1997, a Third Amendment dated December 8, 1997, and a Fourth Amendment dated January 30, 1998;

       WHEREAS, MPS defaulted under the 1997 Note, as amended, and Motorola has paid all amounts due to Citicorp under the 1997 Note. As a result, Motorola is subrogated to all of Citicorp's rights against MPI, CTM and MPA and any collateral therefor; and MPI, CTM and MPA are obligated to indemnify Motorola under the Guarantee Agreement.

       WHEREAS, the parties wish to resolve all obligations under the Loan Agreements and the Guarantee Agreement, the 1997 Note and all other related agreements (collectively the "Motorola Obligations"), and settle all other disputes that may exist between MPI, MPA and CTM, on one hand, and Motorola, on the other hand.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

   1.  Definitions.
       -----------

       a. "Payment Date" shall mean the calendar day after MPI completes the full performance of its obligations under subsection 2 of this Agreement that the payment to Motorola called for in such subsection have been received.

       b. "Release Date" shall be the calendar date that is ninety (90) days after the Payment Date.

       c. "Insolvency Action" shall mean the commencement of a voluntary or involuntary case against MPI under the United States Bankruptcy Code or an assignment for the benefit of creditors by MPI that is not dismissed within sixty (60) days of its commencement.

       d. "Execution Date" shall mean the date on which this Agreement is executed by all parties hereto.

       e. Other defined terms shall have the meanings assigned to them herein.

   2.  Acknowledgment of Debt. MPI, MPA and CTM hereby acknowledge and agree
       ----------------------
that as of March 25, 1998 they jointly and severally owed to Motorola the sum of $2,219,918.40 plus interest from that date (collectively the "Motorola Debt").

   3.  Acknowledgment of Liens. MPI, MPA and CTM hereby reaffirm and acknowledge
       -----------------------
that the Motorola Debt is secured by all of the present and future assets of MPI, MPA and CTM.

   4.  Discounted Payment.
       ------------------

       a. Within six (6) calendar months of the Execution Date ("Payment Deadline") MPI will pay to Motorola the amount of US $887,331.00 ("Discounted Payment Amount"), by wire transfer in accordance with the wire transfer instructions provided by Motorola.

       b. The Discounted Payment Amount will constitute payment in full of the Motorola Debt on the following terms and conditions:

           (i)    Discounted Payment is made on or before the Payment Deadline.

           (ii)   No event of default has occurred hereunder by the Release
                  Date.

           (iii)  No Insolvency Action has been commenced by the Release Date.

   5.  Release of Collateral. If the Motorola Debt is satisfied as provided in
       ---------------------
Paragraph 4.b.,

              a. Motorola will return to MPI the Stock Certificates and the Irrevocable Proxies (whereupon MPI will terminate such Irrevocable Proxies), and will otherwise return any other assets of MPI, MPA or CTM which Motorola holds as security under the Guarantee Agreement.

              b. Further, Motorola (at no cost to Motorola) will take all steps necessary or advisable, and provide any assistance to MPI, MPA and CTM necessary or reasonable, to release any liens, security interests, claims or other rights it has against any assets of MPI, MPA and CTM.

   6.  Forbearance.  Subject to the conditions specified in this Agreement,
       -----------
Motorola will forbear from taking action to collect the Motorola Obligations and to foreclose under the Security Agreement until the Payment Deadline or such earlier date as may result from the occurrence of an Event of Default under paragraph 11 below. (The date of such termination shall be referred to as the "Termination Date").

   7.  Further Forbearance.  Motorola is not obligated to grant further
       -------------------
extensions of any Termination Date referred to in this Agreement.

   8.  No Waiver.  Motorola's execution of this Agreement and the terms herein
       ---------
shall not constitute a waiver of any existing default nor of any right or remedy which Motorola may have.

   9.  Financial Covenant.  During the period beginning on the date of this
       ------------------
Agreement and ending on the Payment Date, MPI at all times will maintain inventory stated at the lower of cost or market in conformity with Generally Accepted Accounting Principles of at least $3,000,000.

   10.  Financial Information.  MPI, MPA and CTM shall provide to Motorola such
        ---------------------
financial information as Motorola shall periodically request.

   11.  Events of Default.  Any of the following shall constitute, at the sole
        -----------------
option of Motorola, an "Event of Default" by MPA, MPI or CTM under this
Agreement:

        a.  Failure to make the Discounted Payment by the Payment Deadline;

        b. Discovery that any material representation or warranty made to Motorola by MPA, MPI or CTM was materially inaccurate at the time made.

        c. If one or more judgments are entered against MPI, MPA or CTM in an aggregate amount in excess of $500,000.00.

        d.  If a judgment lien attaches to any asset of MPI, MPA or CTM.

        e. If any creditor which holds a lien on any asset of MPI, MPA or CTM (other than Motorola) takes any action toward foreclosure on, or enforcement of its lien against, any asset of MPI, MPA or CTM.

   12.  Remedies Upon Default.  Upon the occurrence of an Event of Default
        ---------------------
(other than the Stated Default) Motorola may, at its option and without notice or demand:

        a. Refuse to accept the Discounted Payment referred to in paragraph 4.a. above.

        b. Immediately make demand for the Motorola Debt and accelerate all obligations owed under this Agreement, the Loan Agreements, and enforce its rights thereunder and hereunder, and to collect the Motorola Obligations.

        c. Exercise any or all of its remedies under the Loan Agreements, or under applicable law or under any other agreement.

   13.  Release Procedure.  Effective on the Release Date, if and only if no
        -----------------
event of default has occurred hereunder on or before the Release Date:

        a.  Motorola agrees as follows:

   (i) Motorola, fully and forever releases and discharges MPI, MPA, CTM and their predecessors, successors, former or current subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, employees and assigns (collectively the "MPI Releasees") from and against any and all claims, damages and causes of action they may have against each such person or entity with respect to any matter under the provisions of, arising out of or in connection with, the Loan Documents, including any breach of any representation or warranty or noncompliance or nonfulfillment of any covenant or agreement set forth in such documents; provided that such release and discharge shall not extend to any claims, damages and causes of action any Motorola Releasee may have against any MPI Releasee for fraud or willful misconduct with respect to any of the Loan Documents or any of the transactions contemplated by this Agreement.

   (ii) Each of the Loan Documents, regardless of whether it is in default, are fully and completely terminated and rendered devoid of legal effect and unenforceable, such that even provisions of the Loan Documents that, according to their terms, survive termination, are terminated and nullified. Further, any loan, debt, liability or other obligation created pursuant to or arising out of the Loan Documents, as well as any writings, agreements, notes or certificates representing such loan, debt, liability or obligations, are canceled and rendered devoid of force and effect.

        b. MPI, MPA and CTM (collectively the "MPI Releasing Parties") each agrees as follows:

              (i) MPI, MPA and CTM each, fully and forever releases and discharges Motorola and its predecessors, successors, former or current subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, employees and assigns (collectively the "Motorola Releasees") from any claims, damages, and causes of action it or they may have against any of them with respect to any matter under the provisions of, arising out of or in connection with the Loan Documents; provided that such release and discharge shall not extend to any claims, damages and causes of action any MPI Releasing Party may have against any Motorola Releasee for fraud or willful misconduct with respect to any of the Loan Documents or any of the transactions contemplated by this Agreement.

              (ii) Each MPI Releasing Party acknowledges and agrees that each of the Loan Documents are fully and completely terminated and rendered devoid of force and effect, such that even provisions of the Loan Documents and each of their respective related agreements, letters, documents and instruments that , according to their terms, survive termination, are terminated and nullified.

        c. MPA, MPI, CTM and Motorola (collectively the "Releasing Parties") each understands (i) that it is possible that unknown losses or claims may exist or (ii) that past known losses have been underestimated; nevertheless each of the Releasing Parties is taking this risk into account in determining the consideration it is to receive for this release through this Forbearance Agreement. Consequently, each of the Releasing Parties expressly waives all rights and benefits conferred by Section 1542 of the California Civil Code which provides as follows:

              "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

        d. Each of the Releasing Parties agrees that it shall not prosecute or pursue and shall not directly or indirectly assist in the prosecution or pursuit of any claim or cause of action or lawsuit arising from the claims or causes of action waived or released herein.

   14.  Confidentiality.  No party to this Agreement shall, except as may be
        ---------------
mandated by statutory or regulatory requirements, as may be required by legal process in the course of actual litigation or in the case of a subpoena, as may be necessary for MPI to negotiate with its creditors, disclose to others the fact or terms of this settlement, the amounts referred to in this Agreement or the fact of the payment of said amounts, except that each such party may disclose to each such party's attorneys, accountant or other advisors to whom the disclosure is necessary to effectuate the purposes for which such party has consulted with such professional advisors and except that (i) MPI may file this Agreement with any governmental or regulatory body, describe it and refer to it in any filing it makes pursuant to federal and state securities laws or to its Board of Directors or shareholders, and (ii) MPI may issue a press release describing the general terms of this Agreement in connection with any public filing it makes with any governmental or regulatory body.

   15.  Representations and Warranties.
        ------------------------------

        a.  MPI Releasing Parties. MPI, MPA and CTM each represents and warrants
            ---------------------
that:

            (i) It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under this Agreement. This Agreement (notwithstanding the lack of approval of MPS), upon execution and delivery by it and assuming due and proper execution and delivery by the other parties, will constitute a valid and binding obligation of said MPI Releasing Party, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

            (ii) No consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on its part is required in connection with the execution, delivery and performance of this Agreement by it, other than state securities law filings.

            (iii) No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which it is a party or by which it is bound is necessary for the execution, delivery and performance of this Agreement by MPI.

            (iv) Motorola has a first priority lien on the assets of MPA, MPI and CTM.

            (v) All financial information provided to Motorola by or on behalf of MPI is materially correct.

            (vi) Except as set forth on Exhibit A hereto, no other creditor has a lien (consensual or otherwise) on its assets.

        b.  Motorola.  Motorola represents and warrants that:
            --------
            (i) It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under this Agreement. This Agreement (notwithstanding the lack of approval of MPS), upon execution and delivery by Motorola, and assuming due and proper execution and delivery by MPI, will constitute a valid and binding obligation of Motorola, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

            (ii) No consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental or other authority or third party on the part of Motorola is required in connection with the execution, delivery and performance of this Agreement.

            (iii) No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document or law, ordinance, statute, rule or regulation to which Motorola is a party or by which it or its property is bound is necessary for the execution, delivery and performance of this Agreement.

            (iv) Motorola has paid all amounts owed to Citicorp under the 1997 Note.

  16.  Miscellaneous.  MPI, MPA, CTM and Motorola hereby agree as follows:
       -------------

       a.  Severability.  If any provision of this Agreement is found to be
           ------------
unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law. All parties agree that, notwithstanding the lack of execution of this agreement by MPS, this Agreement is valid, binding and enforceable on all parties.

       b.  Prior Agreements.  This Agreement shall supersede and amend any and
           ----------------
all prior agreements between MPI, MPS and the MPI Releasees, on one hand, and Motorola and/or any Motorola Releasee, on the other hand, concerning the subject matter contained herein; upon satisfaction of the conditions set forth in paragraph 4 and paragraph 13, such agreements will be deemed satisfied and terminated.

       c.  Successors and Assigns.  This Agreement shall bind and benefit each
           ----------------------
of Motorola and its successors and assigns and shall also bind and benefit each MPI and its successors and assigns. This Agreement may not be assigned by MPI, by operation of law (e.g., merger) or otherwise (e.g., sale of substantially all assets), without the prior written consent of Motorola, except that no such consent shall be required after the Release Date.

       d.  Governing Law.  This Agreement shall be deemed to have been entered
           -------------
into in the State of California and shall be construed and interpreted in accordance with the laws of California.

       e.  Jurisdiction.  The parties to the Agreement hereby (i) irrevocably
           ------------
submit to the jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to this Agreement and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the extent permitted by applicable law) any objection which any of them now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

       f.  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       g.  Titles and Subtitles.  The titles and subtitles used in this
           --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       h.  Amendment.  No amendment, modification or waiver of this Agreement or
           ---------
any part thereof shall be effective unless it is in writing and is signed by MPI and Motorola. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach or nonfulfillment of or noncompliance with any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

       i.  Termination.  This agreement may be terminated upon the mutual
           -----------
written consent of MPI and Motorola. Motorola may terminate this Agreement upon three (3) business days' written notice to MPI in the event (i) an Insolvency Action occurs or (ii) MPI commits a material breach of this Agreement. Unless previously terminated pursuant to Section 3 of this Agreement, the Loan Documents including the Guarantee Agreement shall remain in full force and effect upon any termination of this Agreement.

       j.  Survival of Representations, Warranties, Covenants and Agreements.
           -----------------------------------------------------------------
The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

       k.  Notices.  All notices, demands or other communications to be given or
           -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return, receipt requested and postage prepaid, or transmitted by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:


               If to Motorola:

               Bernard Gutman
               SCG Group Controller
               Motorola, Inc.
               Semiconductor Component Group
               5005 East McDowell Rd.
               MD C210
               Phoenix, AZ 85008
               Telephone: (602) 244-3886
               Telecopy:  (602) 244-7250


               with a copy to

               Peter S. Munoz
               Jackson Tufts Cole & Black, LLP
               650 California Street
               San Francisco, CA 94108
               Telephone: (415) 433-1950
               Telecopy:  (415) 392-3494


               If to MPI:

               Microelectronic Packaging, Inc.
               9577 Chesapeake Drive
               San Diego, CA  92123
               Attn: President
               Telephone: (619) 292-7000
               Telecopy:  (619) 292-7881

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               550 West C Street
               Suite 1300

               San Diego, CA  92101
               Attention: John Cook, Esq.
               Telephone: (619)
               Telecopy:  (619) 234-3848


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

         l.  Advice of Attorney.  Each of the parties hereto expressly declares
             ------------------
that it knows and understands the contents of this Agreement and has had an opportunity to consult with an attorney regarding its form and content.

         m.  No Other Beneficiaries.  Except for the releases contained in
             ----------------------
paragraph 13 above, nothing contained in this Agreement is intended, nor shall it be construed or deemed, to confer any rights, powers or privileges on any person, firm, partnership, corporation or other entity who or which is not an express party herein or a successor-in-interest to any party hereto.

         n.  Neutral Construction. Each of the parties hereto has been involved
             --------------------
in the negotiation, review and execution of this Agreement; and each has had the opportunity to receive independent legal advice from an attorney or attorneys of its choice with respect to the advisability of making and executing this Agreement. In the event of any dispute of controversy regarding this Agreement, the parties hereto shall be considered to be the joint authors of this Agreement and no provision of this Agreement shall be interpreted against a party hereto because of authorship.

     IN WITNESS WHEREOF, parties hereto have executed this Agreement on and as of the day and year first above written.


MICROELECTRONIC PACKAGING, INC.      CTM ELECTRONICS, INC.

By:  /s/ Denis J. Trafecanty         By:  /s/ Denis J. Trafecanty
     ----------------------------         ----------------------------------
     Denis J. Trafecanty
     Chief Financial Officer

                                     MOTOROLA, INC.
MICROELECTRONIC PACKAGING AMERICA

                                     By:  /s/ B. Gutmann
                                          ----------------------------------
                                          Name:Bernard Gutmann
By:  /s/ Denis J. Trafecanty              Its:SCG Group Controller
     -----------------------